Exhibit 99.1

FOR IMMEDIATE RELEASE

Sono-Tek Announces Uplisting to the Nasdaq Capital Market

Trading to Begin August 27, 2021 with Current Ticker “SOTK”

MILTON, N.Y., August 26, 2021 -- Sono-Tek Corporation (OTCQX: SOTK), the leading developer and manufacturer of ultrasonic coating systems, today announced that the Company’s common stock has been approved for listing on the Nasdaq Capital Market (“Nasdaq”).

Trading on Nasdaq will be effective at the market open on August 27, 2021 and the shares will trade under the Company’s current ticker symbol “SOTK”. The Company’s shares will continue to trade on the OCTQX under the symbol “SOTK” until trading on Nasdaq commences.

“Uplisting onto the Nasdaq Capital Market is a significant milestone in Sono-Tek’s evolution and we’re excited to have achieved this important goal,” said Dr. Christopher L. Coccio, Chairman and CEO. “We believe that the uplisting will increase our corporate visibility, broaden awareness of Sono-Tek in the investment community, and potentially increase our institutional shareholder base and improve the trading liquidity of our common stock. This achievement reflects the hard work of our outstanding team and the years we’ve spent building the Company’s leading market position and standing in the ultrasonic coating system industry. We look forward to continuing to execute on our strategic plan and growth initiatives as we build long term shareholder value.”

About Sono-Tek

Sono-Tek Corporation is the leading developer and manufacturer of ultrasonic coating systems for applying precise, thin film coatings to protect, strengthen or smooth surfaces on parts and components for the microelectronics/electronics, alternative energy, medical and industrial markets, including specialized glass applications in construction and automotive.

The Company’s solutions are environmentally-friendly, efficient and highly reliable, and enable dramatic reductions in overspray, savings in raw material, water and energy usage and provide improved process repeatability, transfer efficiency, high uniformity and reduced emissions.

Sono-Tek’s growth strategy is focused on leveraging its innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop microscopic coating technologies that enable better outcomes for its customers’ products and processes.

For further information, visit www.sono-tek.com.

Safe Harbor Statement

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and other written and oral statements. These “forward-looking statements” are based on currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events could turn out to be significantly different from our expectations. These factors include, among other considerations, general economic and business conditions; political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; the duration and scope of the COVID-19 pandemic; the extent and duration of the pandemic’s adverse effect on economic and social activity, consumer confidence, discretionary spending and preferences, labor and healthcare costs, and unemployment rates, any of which may reduce demand for some of our products and impair the ability of those with whom we do business to satisfy their obligations to us; our ability to sell and provide our services and products, including as a result of continued pandemic related travel restrictions, mandatory business closures, and stay-at home or similar orders; any temporary reduction in our workforce, closures of our offices and facilities and our ability to adequately staff and maintain our operations resulting from the pandemic; the ability of our customers and suppliers to continue their operations as result of the pandemic, which could result in terminations of contracts, losses of revenue, and further adverse effects to our supply chain; maintenance of increased order backlog, including effects of any COVID-19 related cancellations; the imposition of tariffs; timely development and market acceptance of new products and continued customer validation of our coating technologies; adequacy of financing; capacity additions, the ability to enforce patents; maintenance of operating leverage; consummation of order proposals; completion of large orders on schedule and on budget; successful transition from primarily selling ultrasonic nozzles and components to a more complex business providing complete machine solutions and higher value subsystems; the realization of any benefits that may be derived from listing the Company’s common stock on Nasdaq; and realization of quarterly and annual revenues as forecasted. We undertake no obligation to update any forward-looking statement.

Contact

Stephen J. Bagley
Chief Financial Officer
Sono-Tek Corporation
info@sono-tek.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com